                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended September 30, 2003 and 2002.

                                                    BASIC INCOME  DILUTED INCOME
                                                     PER SHARE      PER SHARE
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
Net income                                            $1,885           1,885
                                                      ======           =====
Weighted average number of common shares
  outstanding                                          6,324           6,324
Common share equivalents resulting from:
  Dilutive stock options                                  --              61
  Restricted stock                                        --             233
                                                      ------           -----
Adjusted weighted average number of common and
  common equivalent shares outstanding                 6,324           6,618
                                                      ======           =====
Net income per common share                           $ 0.30            0.29
                                                      ======           =====

                                                    BASIC INCOME  DILUTED INCOME
                                                     PER SHARE       PER SHARE
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
Net income                                            $2,022           2,022
                                                      ======           =====
Weighted average number of common shares
  outstanding                                          6,340           6,340
Common share equivalents resulting from:
  Dilutive stock options                                  --              --
  Restricted stock                                        --             156
                                                      ------           -----
Adjusted weighted average number of common and
  common equivalent shares outstanding                 6,340           6,496
                                                      ======           =====
Net income per common share                           $ 0.32            0.31
                                                      ======           =====

                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the nine-month period ended September 30, 2003 and 2002.

                                                   BASIC INCOME   DILUTED INCOME
                                                    PER SHARE        PER SHARE
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
Net income                                              $5,017           5,017
                                                        ======           =====
Weighted average number of common shares
  outstanding                                            6,324           6,324
Common share equivalents resulting from:
  Dilutive stock options                                     -              60
  Restricted stock                                           -             233
                                                        ------           -----
Adjusted weighted average number of common and
  common equivalent shares outstanding                   6,324           6,617
                                                        ======           =====
Net income per common share                             $ 0.79            0.76
                                                        ======           =====

                                                   BASIC INCOME   DILUTED INCOME
                                                    PER SHARE        PER SHARE
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
Net income                                              $5,247           5,247
                                                        ======           =====
Weighted average number of common shares
  outstanding                                            6,338           6,338
Common share equivalents resulting from:
  Dilutive stock options                                     -               2
  Restricted stock                                           -             156
                                                        ------           -----
Adjusted weighted average number of common and
  common equivalent shares outstanding                   6,338           6,496
                                                        ======           =====
Net income per common share                             $ 0.83            0.81
                                                        ======           =====


                                        2